Exhibit (28)



                                  SECURITIES AND EXCHANGE COMMISSION
                                        Washington, D.C.  20549


                                               FORM 11-K


                 [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

                              For the fiscal year ended December 31, 1993

                                                  OR

                 [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
SECURITIES
                 EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                 For the transition period from _______________ to
_______________
                 Commission file number ___________________





                                     EMPLOYEE STOCK PURCHASE PLAN
                                          (Title of the Plan)




                                 PORTLAND GENERAL CORPORATION

  (Name of the Issuer of the Securities and Employer Sponsoring the Plan)





                                         121 SW Salmon Street
                                           Portland OR 97204

                              (Address of its Principal Executive Office)

                                 EMPLOYEE STOCK PURCHASE PLAN OF
                                  PORTLAND GENERAL CORPORATION


                                Statements of Financial Condition

At December 31                                               1993        1992

Receivable from Portland General                           $10,446     $ 7,508

Participants' Equity                                       $10,446     $ 7,508




                  Statements of Income and Changes in Participants' Equity

For the Years Ended December 31                 1993        1992        1991

Dividend Income                               $  5,243    $  8,465    $  8,640

Contributions from (Note 2):

        Participants                            229,940     273,142     321,501
        Portland General and Affiliates          25,659      31,796      36,703

Distributions to Participants:

        Cost of 12,628, 18,558, and 21,390 shares
        of common stock of Portland General
        issued to participants under the
        terms of the Plan (including
        $2,326, $1,592, and $3,711 in cash)   (257,904)   (318,561)   (370,605)

Change in Participants' Equity for the Year      2,938      (5,158)     (3,761)

Participants' Equity, at beginning of year       7,508      12,666      16,427

Participants' Equity, at end of year          $ 10,446    $  7,508    $ 12,666



        The accompanying notes are an integral part of these statements.

                             EMPLOYEE STOCK PURCHASE PLAN OF
                               PORTLAND GENERAL CORPORATION


                               NOTES TO FINANCIAL STATEMENTS
NOTE 1.
Portland General Corporation (Portland General) Employee Stock Purchase Plan (the Plan) was established to enable employees of Portland General and its affiliates to acquire an ownership interest in Portland General through purchase of its common stock. Portland General acts as custodian for each participant and pays all Plan expenses. Portland General affiliates in turn reimburse Portland General for costs incurred on behalf of their employees. The Plan is not subject to income taxes. The Plan may be altered, amended, or discontinued at any time by Portland General; however, each participant has the rights of an owner of record in shares held by Portland General for the participant's account.

Participants' contributions are made through payroll deductions within certain limitations. The price of the common stock to a participant is 90% of a five-day average market price which is determined by dividing the sum of the closing prices of Portland General stock on the New York Stock Exchange on the last five business days ending on or before the 15th day of the month of the allocation, by five. Shares of common stock are purchased directly from Portland General. The amount of Portland General contributions and dividends received by the Plan are reported to participants on a current basis for income tax purposes.

  NOTE 2.

                         PGE       PGC       PGH       PGX      PLC        CWL      Total
1993 Contributions
Employer              $ 25,587  $     44         -         -         -  $     28  $ 25,659
Participant            229,295       405         -         -         -       240   229,940

     Total            $254,882  $    449         -         -         -  $    268  $255,599

1992 Contributions
Employer              $ 31,109  $    619  $     32         -  $     27  $      9  $ 31,796
Participant            267,532     5,065       215         -       220       110   273,142

     Total            $298,641  $  5,684  $    247         -  $    247  $    119  $304,938

1991 Contributions
Employer              $ 34,856  $  1,725  $     67         -  $     55         -  $ 36,703
Participant            305,169    15,202       650         -       480         -   321,501

     Total            $340,025  $ 16,927  $    717         -  $    535         -  $358,204

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

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Portland General Corporation:

           We have audited the accompanying statements of financial condition of the
Employee Stock Purchase Plan (the Plan) of Portland General Corporation as of
December 31, 1993 and 1992, and the related statements of income and changes in participants' equity for each of the three years in the period ended December 31,
1993.  These financial statements are the responsibility of the Plan's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Employee Stock Purchase Plan of Portland General Corporation as of December 31, 1993 and 1992, and the income and changes in participants' equity for each of the three years in the period ended
December 31, 1993 in conformity with generally accepted accounting principles.



Portland, Oregon,
February 2, 1994                                                 ARTHUR ANDERSEN & CO.


                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



           As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into Portland General Corporation's previously filed Registration Statement No. 33-25466 on Form S-3, Registration
Statement No. 33-27462 on Form S-8, Registration Statement No. 33-31441 on Form S-8,
Registration Statement No. 33-40943 on Form S-8, and Registration Statement No.
33-52320 on Form S-8.



Portland, Oregon,
February 2, 1994                                                 ARTHUR ANDERSEN & CO.

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